SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                October 27, 2005
                                (Date of report)


                             RESOLVE STAFFING, INC.
             (Exact Name of Registrant as Specified in its Charter)


              Nevada                  0-29485                 33-0850639
     (State of Incorporation)   (Commission File Number)    (IRS Employer ID)


                                 3235 Omni Drive
                              Cincinnati, OH 45245
                    (Address of Principal Executive Offices)

                                 (800) 894-4250
              (Registrant's telephone number, including area code)

Item 4.02 Non-Reliance on Previously Issued Financial Statements

            The Registrant's officers, with the concurrence of the board of directors, has determined that the financial statements contained in the Forms 10-QSB for the period ended March 31, 2005 and June 30, 2005 ("Reports"), should no longer be relied upon because such Reports do not include the financial statement disclosure that is necessary and required to report the acquisitions made by the Registrant, as disclosed in the Registrant's Form 8-K filed on February 9, 2005.

            On or about September 26, 2005, the Registrant received a comment letter from the Securities & Exchange Commission ("Commission") subsequent to its review of the Registrant's Form 8-K filed on February 9, 2005 disclosing the business acquisitions ("Acquisitions") made by the Registrant. The Respondent at the time believed that the accounting treatment of the Acquisitions did not compel the Respondent to deem the Respondent's parent company, ELS, Inc. ("ELS") as the accounting acquirer under SFAS No. 141--Business Combinations. As disclosed in prior filings, ELS is not only the parent company to the Registrant, but it was the seller in the Acquisitions.

            In further discussions with the Commission, a determination was made on October 24, 2005 by the Registrant not to further oppose the Commission's position that the Registrant is not the accounting acquiror in the Acquisitions, rather ELS should be deemed to be the accounting acquiror. As a result of this determination, it is the Registrant's intention to more fully comply with Item 310(c) of Regulation S-B by amending the Form 8-K filed February 9, 2005 by including two years audited financial statements of the historical temporary staffing business operated by ELS and the proforma financial information required by Item 310(C) of Regulation S-B.

            In addition, once the Form 8-K is amended to include the correct accounting treatment of the Acquisition, the Registrant intends to further amend the Reports filed for the quarters ended March 31, 2005 and June 30, 2005. As a result, the financial statements contained in the Reports should not be relied upon until such amendments are filed, which the Registrant anticipates will be completed in approximately 45 days from the date of this report.

Item 9.01. Financial Statements and Exhibits.

           (c) Exhibits.

               None.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RESOLVE STAFFING, INC.


Dated: October 27, 2005                 /s/ Ronald E. Heineman
                                        -----------------------------
                                        Ronald E. Heineman, CEO